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                                                           EXHIBIT 10.23


                      SUPPLEMENTAL RETIREMENT BENEFIT AGREEMENT


    THIS AGREEMENT (the "Agreement") is effective as of the 3rd day of August, 1990, by and between Morrison Knudsen Corporation, a Delaware corporation (the "Company"), and ROBERT A. TINSTMAN (the "Executive").


                                      RECITALS:

    Company adopted the Morrison Knudsen Corporation Retirement Plan, effective January 1, 1988 (the "Plan") for the benefit of its employees. Company now desires to provide for the payment of additional retirement benefits to Executive so that his total retirement benefits can be determined without regard to certain limitations imposed by law on the Plan.

    NOW, THEREFORE, it is agreed,


                                          I.
                               PURPOSE OF THE AGREEMENT

    1.01. PURPOSE. Company desires to recognize the value of Executive's services to Company and to encourage his continued service with Company by making adequate provision for his future retirement security. This Agreement is necessitated by certain compensation and benefit limitations imposed by the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and by Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended (the "Code").


                                         II.
                              INCORPORATION OF THE PLAN

    2.01 PLAN. The Plan, as amended through the date of adoption of this Agreement, is attached hereto as Exhibit A and incorporated herein. Any amendment made to the Plan by Company shall be incorporated by reference as of its effective date and form a part of this Agreement. All capitalized terms used in this Agreement shall have the meanings assigned to them under the Plan unless otherwise provided herein.


                                         III.
                                  AMOUNT OF BENEFIT

    3.01 THE ADDITIONAL BENEFIT. The benefit payable to Executive or his beneficiary or beneficiaries under this Agreement (the "Additional Benefit") shall be the actuarial equivalent of the excess, if any, of:


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    (a)    the Retirement Income benefit which would have been payable to
           Executive or his beneficiary or beneficiaries under the Plan, if the provisions of the Plan were administered without regard to the maximum retirement benefit limitation of Sections 415 of the Code and the maximum compensation limitation of Section 401(a)(17) of the Code, over

    (b) the Retirement Income benefit which is, in fact, payable to Executive or his beneficiary or beneficiaries under the Plan.

    3.02 ACTUARIAL EQUIVALENT. If the Additional Benefit is payable in any form other than a 5-year certain and straight life annuity over the lifetime of Executive, or if it commences at anytime prior to Executive's Normal Retirement Date under the Plan, prior to payment, the Additional Benefit shall be adjusted in accordance with the Plan's factors for determining actuarial equivalence in the same manner that it would be adjusted if paid under the Plan.

    3.03 CONDITION FOR BENEFITS. If Executive is not entitled to a benefit under the Plan, Executive shall not be entitled to the Additional Benefit.


                                         IV.
                                 PAYMENT OF BENEFITS

    4.01 TERMINATION OF EMPLOYMENT. Upon Executive's termination of employment for any reason other than "Cause" (as defined in Section 4.02 below), Executive or his beneficiary or beneficiaries shall be entitled to receive the Additional Benefit in the same form and at the same time or times as benefits are payable under the Plan.

    4.02 CAUSE DEFINED. For purposes of Section 4.01 above, "Cause" shall mean Executive's: (i) conviction of any criminal violation involving dishonesty, fraud or breach of trust; (ii) willful engagement in any misconduct in the performance of his duties that materially injures Company, monetarily or otherwise; (iii) performance of any act which, if known to Company's customers, clients or stockholders would materially and adversely affect Company's business; or (iv) willful and substantial nonperformance of assigned duties (other than any such failure resulting from Executive's incapacity due to physical or mental illness) which has continued after Company's Board of Directors has given written notice of such nonperformance to Executive, which notice specifically identifies the manner in which the Board of Directors believes that Executive has not substantially performed his duties and which indicates the Board of Directors intention to terminate Executive's employment because of such nonperformance. For purposes of clauses (ii) and (iv) of this
Section 4.02, no act or omission on Executive's part shall be deemed "willful" if committed or omitted in good faith and with a reasonable belief his action was in the best interest of Company.


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    4.03   APPROVAL OF COMPANY.  An election made by Executive under the Plan with respect to the form, or the date for commencement of payment shall not apply to the Additional Benefit, if any, unless approved in writing by the Executive Compensation Committee of Company's Board of Directors (the "Committee").


                                          V.
                                  EXECUTIVE'S RIGHTS

    5.01 UNSECURED OBLIGATION. The Additional Benefit shall be a general, unsecured obligation of Company. Company's obligation under this Agreement shall not (i) impose any obligation upon the Plan's Trust Fund, (ii) be paid from the Plan's Trust Fund, or (iii) have any effect upon the Plan or the payment of benefits from the Plan's Trust Fund.


                                         VI.
                                      AMENDMENT

    6.01 AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the parties hereto.


                                         VII.
                              RESTRICTIONS ON ASSIGNMENT

    7.01 ALIENATION. The interest of Executive or his beneficiary or beneficiaries may not be sold, transferred, assigned or encumbered in any manner, either voluntarily or involuntarily, and any attempt to so alienate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void. No benefit hereunder, before it is paid, shall be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person to whom such benefits or funds are payable, nor shall it be subject to garnishment, attachment or other legal or equitable process.


                                        VIII.
                                 NATURE OF AGREEMENT

    8.01 BENEFIT TRUST AGREEMENT. Company shall attach this Agreement, as amended from time to time, to Exhibit A, as amended from time to time, of the Morrison Knudsen Corporation Benefit Trust Agreement ("Benefit Trust Agreement).

    8.02 UNFUNDED AGREEMENT. Except in the case of a Potential Change in Control (as defined in Section 1.13 of the Benefit Trust Agreement), Company shall not be required to set aside any funds or other assets to be used to satisfy its obligation under this Agreement.


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    8.03   NO SECURITY INTEREST.  It is the intent of Company and Executive that the amounts, if any, set aside shall not create a "funded" trust within the meaning of the Code or ERISA and that such amounts, if any, shall remain at all times subject to the claims of Company's general creditors. Accordingly, Company shall not create a security interest in the amounts, if any, set aside in favor of Executive or his beneficiary or beneficiaries, or any other creditor.

    8.04 DISTRIBUTION UNDER BENEFIT TRUST AGREEMENT. Distributions made under the Benefit Trust Agreement to Executive or his beneficiary or beneficiaries with respect to this Agreement shall, to the extent of such distributions, satisfy Company's obligation under this Agreement.


                                         IX.
                                 CONTINUED EMPLOYMENT

    9.01 NO ENLARGEMENT OF RIGHTS. This Agreement shall not be deemed to constitute a contract of employment between the parties hereto, nor shall any provision hereof be construed as restricting the right of Company to discharge Executive or restrict the right of Executive to terminate his employment.


                                          X.
                 BINDING ON COMPANY, EXECUTIVES AND THEIR SUCCESSORS

    10.01 SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns and Executive, his heirs, executors, administrators and legal representatives. If Company merges or consolidates with any other corporation, the term "Company" as used in this Agreement shall be deemed to refer to such successor or survivor corporation.


                                         XI.
                                   CLAIMS PROCEDURE

    11.01 CLAIMS PROCEDURE. Except in the case where benefits are being paid to Executive or his beneficiary or beneficiaries under the Benefit Trust Agreement, the claims procedure set forth in the Plan shall govern any claim for benefits under this Agreement; provided, however, wherever the term "Committee" appears in the Plan, the term "Executive Compensation Committee of Company's Board of Directors" shall be substituted therefor. Where benefits are being paid under the Benefit Trust Agreement, the claims procedure set forth in Sections 4.02 and 7.03 of the Benefit Trust Agreement shall govern any claim regarding such benefits.


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                                         XII.
                                    COMMUNICATIONS

    12.01 COMMUNICATIONS. Any notice or communication hereunder shall be made in writing and may either be delivered personally or sent by first class mail to the most recent address provided by each party to the other in writing.


                                        XIII.
                                  GENERAL PROVISIONS

    13.01 UNCLAIMED BENEFIT. Executive shall keep Company informed of his current address and the current address of his beneficiary or beneficiaries. Company shall not be obligated to search for the whereabouts of Executive or his beneficiary or beneficiaries. If the location of Executive or his beneficiary or beneficiaries is not made known to Company within three (3) years after the date on which payment of Executive's benefit under this Agrement would otherwise commence, then Company shall have no further obligation to pay any benefit hereunder to Executive or his beneficiary or beneficiaries and entitlement to such benefit shall lapse.

    13.02 GENDER AND NUMBER. Words used in the masculine gender shall be construed as though they were also used in the feminine gender in all cases where they would so apply; words used in the singular form, shall be construed as though they were also used in the plural form in all cases where they would so apply; words used in the plural form, shall be construed as though they were also used in the singular form in all cases where they would so apply.

    13.03 WITHHOLDING TAXES. To the extent required by law, Company may withhold from any payments due hereunder all applicable federal, state or local taxes.

    13.04 HEADINGS. The headings and subheadings of this Agreement have been inserted for convenience only and form no part of this Agreement.

    13.05 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together constitute but one instrument, which may be sufficiently evidenced by any counterpart.

    13.06 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Idaho.


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    IN WITNESS WHEREOF, Company and executive have executed this Agreement the day and year first above written.



ATTEST:                                MORRISON KNUDSEN CORPORATION



/s/ Stephen G. Hanks                   BY:  /s/ Michael J. Shirley
-----------------------------------        -------------------------------
Stephen G. Hanks                            Michael J. Shirley



                                       EXECUTIVE

                                       /s/ Robert A. Tinstman
                                       -----------------------------------
                                       Robert A. Tinstman


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                                       EXHIBITS


                       THE REGISTRANT AGREES TO PROVIDE TO THE
                  SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST,
                            COPIES OF THE EXHIBITS HERETO.


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